FOR IMMEDIATE RELEASE

MEDIA CONTACT:                                    SHAREHOLDER CONTACT:

Mary Ann Susco                                    Marco Acosta
(212) 850-1382                                    (212) 850-1333
suscom@jwseligman.com                             acostam@jwseligman.com

                      SELIGMAN SELECT MUNICIPAL FUND, INC.
                    DECLARES MAY INCOME DIVIDEND DISTRIBUTION

NEW YORK, May 6, 2008 - Directors of Seligman Select Municipal Fund, Inc. (NYSE:
SEL) today declared an income dividend of $0.036 per share. The dividend will be payable May 23, 2008 to shareholders of record on May 16, 2008. Shares of Seligman Select Municipal Fund, Inc. will be offered "ex-dividend" on May 14, 2008.

Seligman Select Municipal Fund, Inc. is managed by J. & W. Seligman & Co. Incorporated (JWS), a New York-based investment manager and advisor, which was founded in 1864. Seligman Advisors, Inc. is the principal underwriter of the Seligman mutual funds managed by JWS. Seligman Services, Inc. provides client services to shareholders of Seligman Select Municipal Fund, Inc. Seligman Advisors, Inc. and Seligman Services, Inc. are wholly-owned subsidiaries of JWS.

You should consider the investment objectives, risks, charges, and expenses of a fund carefully before investing. You can obtain the Fund's most recent annual, semi-annual and quarterly reports by contacting your financial advisor or Seligman Services, Inc. at 800-597-6068. These reports and other information are also available on the Securities and Exchange Commission's EDGAR Database.

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